[LETTERHEAD OF LESLEY, THOMAS, SCHWARZ & POSTMA, INC.]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form SB-2 of JPAL, Inc. of our report dated October 23, 2000, relating to the financial statements of JPAL, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                   /s/ Lesley, Thomas, Schwarz & Postma, Inc.

                                   Lesley, Thomas, Schwarz & Postma, Inc.
                                   A Professional Accountancy Corporation


Newport Beach, California
January 9, 2001